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                                                                EXHIBIT 99.11(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
  Frank Russell Investment Company:

      We consent to the incorporation by reference in Post-Effective Amendment No. 37 to the Registration Statement of Frank Russell Investment Company on Form N-1A of our reports dated February 12, 1997, or our audits of the financial statements and financial highlights of the Fund (comprised of Equity I Fund, Equity II Fund, Equity III Fund, Equity Q Fund, International Fund, Emerging Markets Fund, Fixed Income I Fund, Fixed Income II Fund, Fixed Income III Fund, Money Market Fund, Diversified Equity Fund, Special Growth Fund, Equity Income Fund, Quantitative Equity Fund, International Securities Fund, Real Estate Securities Fund, Diversified Bond Fund, Volatility Constrained Bond Fund, Multistrategy Bond Fund, Limited Volatility Tax Free Fund, U.S. Government Money Market Fund, Tax Free Money Market Fund and Equity T Fund) which reports are included in the Annual Reports to the shareholders for the year ended
December 31, 1996, which are incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectuses, and "Independent Accountants" in the Statement of Additional Information.





                                               /s/ Coopers & Lybrand L.L.P.
                                               ----------------------------
                                               Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 23, 1997